Exhibit 99.1

For Immediate Release

Encore Capital Group Announces Fourth Quarter and Full Year 2009 Results and New Revolving Credit Facility

SAN DIEGO, February 8, 2010 /PRNewswire-FirstCall/ — Encore Capital Group, Inc. (Nasdaq: ECPG), a leading distressed consumer debt management company, today reported consolidated financial results for the fourth quarter and full year ended December 31, 2009.

For the fourth quarter of 2009:

•

Gross collections were $124.5 million, a 32% increase over the $94.4 million in the same period of the prior year. Excluding portfolio sales, collections were $124.5 million, a 34% increase over the $92.8 million in the same period of the prior year.

•

Investment in receivable portfolios was $41.0 million, to purchase $1.0 billion in face value of debt, compared to $63.8 million, to purchase $1.7 billion in face value of debt in the same period of the prior year. Available capacity under the revolving credit facility, subject to borrowing base and applicable debt covenants, was $75.0 million as of December 31, 2009. Total debt, consisting of the revolving credit facility, convertible notes and capital lease obligations, was $303.1 million as of December 31, 2009, consistent with the $303.7 million as of December 31, 2008.

•

Revenue from receivable portfolios was $77.0 million, a 61% increase over the $47.9 million in the same period of the prior year. This increase was due largely to the differences in net impairment provisions recorded in each period, as discussed below in additional information. Excluding net impairment provisions, revenue from receivable portfolios increased 12%. Revenue recognized on receivable portfolios, as a percentage of portfolio collections, excluding the effects of impairment provisions, was 66%, compared to 78% in the same period of the prior year.

•	Revenue from bankruptcy servicing was $4.5 million, a 12% increase over the $4.0 million in the same period of the prior year.

•

Total operating expenses were $64.6 million, a 19% increase over the $54.2 million in the same period of the prior year. Operating expense (excluding stock-based compensation expense and bankruptcy servicing operating expenses) per dollar collected decreased to 48.5%, compared to 53.6% in the same period of the prior year.

•

Adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expense and portfolio amortization, was $66.1 million, a 34% increase over the $49.3 million in the same period of the prior year.

•	Total interest expense was $4.0 million, compared to $5.4 million in the same period of the prior year.

Encore Capital Group, Inc.

•	Net income was $8.4 million, or $0.34 per fully diluted share, compared to a net loss of $2.1 million, or $0.09 per fully diluted share in the same period of the prior year.

•

Tangible book value per share, computed by dividing total stockholders’ equity less goodwill and identifiable intangible assets by the number of diluted shares outstanding, was $9.23 as of December 31, 2009, a 17% increase over $7.86 as of December 31, 2008.

For the full year of 2009:

•	Gross collections were $487.8 million, a 22% increase over the $398.6 million in 2008.

•	Total revenue was $316.4 million, a 24% increase over the $255.9 million in 2008.

•

Total operating expenses were $249.8 million, a 15% increase over the $216.9 million in 2008. Operating expense (excluding stock-based compensation expense and bankruptcy servicing operating expenses) per dollar collected decreased to 47.6% compared to 50.2% in 2008.

•	Adjusted EBITDA was $264.6 million, a 27% increase over the $208.0 million in 2008.

•	Net income was $33.0 million, or $1.37 per fully diluted share, compared to net income of $13.8 million or $0.59 per fully diluted share in 2008.

Additional information:

Certain events affected the comparability of 2009 versus 2008 quarterly and annual results, as outlined below. For a more detailed comparison of 2009 versus 2008 results, refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

•

In the fourth quarter of 2009, the Company recorded a net impairment provision of $5.0 million, compared to a net impairment provision of $25.4 million in the same period of the prior year. For the full year of 2009, the Company recorded a net impairment provision of $19.3 million, compared to a net impairment provision of $41.4 million in the prior year.

•	For the full year of 2009, the Company expensed $43.6 million in upfront court costs, compared to $38.5 million in the prior year.

•

In 2009, the Company repurchased $28.5 million principal amount of its outstanding convertible notes, for a total price of $22.3 million, plus accrued interest. These repurchases resulted in a gain of $3.3 million. In 2008, the Company repurchased $28.6 million principal amount of its outstanding convertible notes, for a total price of $20.1 million, plus accrued interest. These repurchases resulted in a net gain of $4.8 million.

•

For the full year of 2009, general and administrative expenses increased by $7.5 million, to $26.9 million, compared to $19.4 million in the prior year. The increase was primarily the result of an increase of $5.3 million in corporate legal expenses related primarily to our settled Jefferson Capital arbitration and other ongoing litigation, an increase of $1.2 million in corporate settlements and an increase of $0.9 million in building rent, primarily in India, where we incurred rental charges at two locations, as we built out a larger site.

Encore Capital Group, Inc.

New Revolving Credit Facility

Separately, the Company announced that it has entered into a new $327.5 million, three-year revolving credit facility that expires in May 2013. Importantly, the new facility contains an accordion feature, which allows the Company to request an increase in the facility by up to $100.0 million, not to exceed a total facility of $427.5 million. The new facility replaces the Company’s pre-existing $335.0 million revolving credit agreement that was scheduled to expire in May 2010. JPMorgan Chase Bank acted as administrative agent as well as a lender under the new agreement. Bank of America acted as syndication agent as well as a lender. The facility also includes Fifth Third, SunTrust, Morgan Stanley, California Bank & Trust and Citibank, among other lenders.

Borrowings under the new facility bear interest at either LIBOR, plus a spread that ranges from 375 to 425 basis points, depending on the Company’s leverage, or an alternate base rate, which can be based on, among several choices, the prime rate plus a spread that ranges from 250 to 300 basis points.

Several terms of the new facility offer more flexible financial covenants, including a borrowing base equal to 30% of eligible estimated remaining collections, an annual capital expenditure maximum of $12.5 million, increased from $6.0 million, an annual rental expense maximum of $12.5 million, increased from $5.0 million, an outstanding capital lease maximum of $12.5 million, increased from $5.0 million, an acquisition limit of $100.0 million, increased from $60.0 million and the renewed ability to repurchase up to $50.0 million in any combination of the Company’s common stock and convertible notes.

“In this challenging credit environment, we are pleased to have renewed the facility at $327.5 million with additional flexibility. We are enthusiastic about the addition of several strong banks to our syndicate and we look forward to the opportunity to expand the facility by $100.0 million, as our Company continues to grow,” said Paul Grinberg, Executive Vice President and Chief Financial Officer. “Most importantly, we appreciate the support of our lending partners and their commitment to our business.”

Securities Repurchase Program

The Company also announced that its Board of Directors has authorized a new securities repurchase program which replaces the previous program originally established in February 2007. Under the new program, the Company may buy back up to $50.0 million of a combination of its common stock and convertible notes. The purchases may be made from time to time in the open market or through privately negotiated transactions and will be dependent upon various business and financial considerations. Securities’ repurchases are subject to compliance with applicable legal requirements and other factors.

Non-GAAP Financial Measures

The Company has included information concerning Adjusted EBITDA because management utilizes this information, which is materially similar to a financial measure contained in covenants

Encore Capital Group, Inc.

used in the Company’s credit agreement, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning total operating expenses excluding stock-based compensation expense and bankruptcy servicing operating expenses in order to facilitate a comparison of approximate cash costs to cash collections for the debt purchasing business in the periods presented. The Company has included information concerning tangible book value per share because management believes that this metric is a meaningful measure that reflects the equity deployed in the business. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income and total operating expenses as indicators of Encore Capital Group’s operating performance and total stockholders’ equity as an indicator of Encore Capital Group’s financial condition. Adjusted EBITDA, operating expenses excluding stock-based compensation expense and bankruptcy servicing operating expenses, and tangible book value per share have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures, as presented by Encore Capital Group, may not be comparable to similarly titled measures reported by other companies. The Company has included a reconciliation of Adjusted EBITDA to reported earnings under GAAP, a reconciliation of operating expenses excluding stock-based compensation expense and bankruptcy servicing operating expenses to the GAAP measure total operating expenses, and a reconciliation of tangible book value per share to the GAAP measure total stockholders’ equity in the attached financial tables.

About Encore Capital Group, Inc.

Encore Capital Group, Inc. is a systems-driven purchaser and manager of charged-off consumer receivables portfolios. More information on the Company can be found at www.encorecapitalgroup.com.

Forward-Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results and growth, ability to expand and utilize flexibility under our new credit facility, and the repurchase of our securities. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K, 10-Q and 8-K, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Encore Capital Group, Inc.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904

paul.grinberg@encorecapitalgroup.com

or

Ren Zamora (858) 560-3598

ren.zamora@encorecapitalgroup.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Consolidated Statements of Financial Condition

(In Thousands, Except Par Value Amounts)

	December 31, 2009	December 31, 2008
		Adjusted
Assets
Cash and cash equivalents	$8,388	$10,341
Accounts receivable, net	3,134	1,757
Investment in receivable portfolios, net	526,877	461,346
Deferred court costs	25,957	28,335
Property and equipment, net	9,427	6,290
Prepaid income tax	—	7,935
Forward flow asset	—	10,302
Other assets	4,252	5,049
Goodwill	15,985	15,985
Identifiable intangible assets, net	1,139	1,739

Total assets	$595,159	$549,079

Liabilities and stockholders’ equity
Liabilities:
Accounts payable and accrued liabilities	$21,815	$18,204
Income taxes payable	2,681	—
Deferred tax liabilities, net	16,980	15,108
Deferred revenue and purchased servicing obligation	5,481	5,203
Debt	303,075	303,655
Other liabilities	2,036	3,483

Total liabilities	352,068	345,653

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 23,359 shares and 23,053 shares issued and outstanding as of December 31, 2009 and 2008, respectively	234	231
Additional paid-in capital	104,261	98,521
Accumulated earnings	139,842	106,795
Accumulated other comprehensive loss	(1,246)	(2,121)

Total stockholders’ equity	243,091	203,426

Total liabilities and stockholders’ equity	$595,159	$549,079

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
		Adjusted		Adjusted
Revenue
Revenue from receivable portfolios, net	$77,044	$47,902	$299,732	$240,802
Servicing fees and other related revenue	4,508	4,040	16,687	15,087

Total revenue	81,552	51,942	316,419	255,889

Operating expenses
Salaries and employee benefits (excluding stock-based compensation expense)	14,895	12,617	58,025	58,120
Stock-based compensation expense	1,049	382	4,384	3,564
Cost of legal collections	27,905	26,662	112,570	96,187
Other operating expenses	7,401	5,996	26,013	23,652
Collection agency commissions	5,795	2,310	19,278	13,118
General and administrative expenses	6,846	5,540	26,920	19,445
Depreciation and amortization	697	652	2,592	2,814

Total operating expenses	64,588	54,159	249,782	216,900

Income before other (expense) income and income taxes	16,964	(2,217)	66,637	38,989

Other (expense) income
Interest expense	(3,959)	(5,401)	(16,160)	(20,572)
Gain on repurchase of convertible notes, net	—	4,064	3,268	4,771
Other income (expense)	9	17	(2)	358

Total other expense	(3,950)	(1,320)	(12,894)	(15,443)

Income (loss) before income taxes	13,014	(3,537)	53,743	23,546
(Provision for) benefit from income taxes	(4,609)	1,442	(20,696)	(9,700)

Net income (loss)	$8,405	$(2,095)	$33,047	$13,846

Weighted average shares outstanding:
Basic	23,341	23,094	23,215	23,046
Diluted	24,484	23,632	24,082	23,577
Earnings (loss) per share:
Basic	$0.36	$(0.09)	$1.42	$0.60
Diluted	$0.34	$(0.09)	$1.37	$0.59

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Consolidated Statements of Cash Flows

(In Thousands)

	Year Ended December 31,
	2009	2008
		Adjusted
Operating activities:
Net Income	$33,047	$13,846
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,592	2,814
Amortization of loan costs and debt discount	4,080	6,320
Stock-based compensation expense	4,384	3,564
Gain on repurchase of convertible notes, net	(3,268)	(4,771)
Deferred income tax expense	1,872	1,642
Excess tax benefit from stock-based payment arrangements	(729)	—
Provision for impairment on receivable portfolios, net	19,310	41,400
Changes in operating assets and liabilities
Other assets	(1,668)	4,135
Deferred court costs	2,379	(7,803)
Prepaid income tax and income taxes payable	11,204	2,095
Deferred revenue and purchased service obligation	278	1,305
Accounts payable, accrued liabilities and other liabilities	2,635	(1,476)

Net cash provided by operating activities	76,116	63,071

Investing activities:
Purchases of receivable portfolios, net of forward flow allocation	(246,330)	(224,717)
Collections applied to investment in receivable portfolios, net	168,416	116,101
Proceeds from put-backs of receivable portfolios	3,375	3,640
Purchases of property and equipment	(4,632)	(2,276)

Net cash used in investing activities	(79,171)	(107,252)

Financing activities:
Proceeds from notes payable and other borrowings	90,500	108,000
Repayment of notes payable and other borrowings	(68,500)	(42,169)
Repurchase of convertible notes	(22,262)	(20,101)
Proceeds from exercise of stock options	1,175	23
Excess tax benefit from stock-based payment arrangements	729	—
Proceeds from capital lease	—	400
Repayment of capital lease obligations	(540)	(307)

Net cash provided by financing activities	1,102	45,846

Net increase (decrease) in cash	(1,953)	1,665
Cash and cash equivalents, beginning of period	10,341	8,676

Cash and cash equivalents, end of period	$8,388	$10,341

Supplemental disclosures of cash flow information:
Cash paid for interest	$12,521	$14,427
Cash paid for income taxes	$8,243	$5,301
Supplemental schedule of non-cash investing and financing activities:
Fixed assets acquired through capital lease	$516	$1,602
Allocation of forward flow asset to acquired receivable portfolios	$10,302	$5,561

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Supplemental Financial Information

Reconciliation of Adjusted EBITDA to GAAP Net Income, Operating Expenses, Excluding Stock-based Compensation

Expense and Bankruptcy Servicing Operating Expenses to GAAP Total Operating Expenses, and Tangible Book Value Per

Share to GAAP Total Stockholders’ Equity

(Unaudited, In Thousands, Except Per Share Amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
		Adjusted		Adjusted
GAAP net income (loss), as reported	$8,405	$(2,095)	$33,047	$13,846
Interest expense	3,959	5,401	16,160	20,572
Provision for (benefit from) income taxes	4,609	(1,442)	20,696	9,700
Depreciation and amortization	697	652	2,592	2,814
Amount applied to principal on receivable portfolios	47,384	46,364	187,726	157,501
Stock-based compensation expense	1,049	382	4,384	3,564

Adjusted EBITDA	$66,103	$49,262	$264,605	$207,997

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
		Adjusted		Adjusted
GAAP total operating expenses, as reported	$64,588	$54,159	$249,782	$216,900
Stock-based compensation expense	(1,049)	(382)	(4,384)	(3,564)
Bankruptcy servicing operating expenses	(3,140)	(3,192)	(13,218)	(13,369)

Operating expenses, excluding stock-based compensation expense and bankruptcy servicing operating expenses	$60,399	$50,585	$232,180	$199,967

	As of December 31, 2009	As of December 31, 2008
		Adjusted
GAAP total stockholders’ equity, as reported	$243,091	$203,426
Goodwill	(15,985)	(15,985)
Identifiable intangible assets, net	(1,139)	(1,739)

Tangible book value	$225,967	$185,702
Diluted shares outstanding	24,484	23,632

Tangible book value per share	$9.23	$7.86

# # #